Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

www.encoreuranium.com

enCore Energy Announces Filing of S-K 1300 Technical Report Summaries for Key Projects in Texas and Wyoming

Feb. 27, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU|TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy Company™, announces the filing of Technical Report Summaries (“TRS”) prepared in accordance with U.S. Securities & Exchange Commission (“SEC”) Regulation S-K 1300 of the Securities Exchange Act (“S-K 1300”) for four of its key uranium projects: the Alta Mesa Uranium Project (“Alta Mesa Project”), the Mesteña Grande Uranium Project (“Mesteña Grande Project”), the South Texas Integrated Uranium Projects (“South Texas Project”) and the Gas Hills Uranium Project (“Gas Hills Project”). These reports provide updated mineral resource estimates and preliminary economic assessments (“PEA”) in accordance with SEC disclosure requirements.

As of January 1, 2025, enCore is reporting all mineral resources in accordance with Item 1302 of S-K 1300 in addition to Canadian National Instrument 43-101 (“NI 43-101”). S-K 1300 was adopted by the SEC to modernize mineral property disclosure requirements for mining registrants and to align United States (“U.S.”) disclosure requirements for mineral properties more closely with current industry and global regulatory standards. The transition to also reporting under S-K 1300 aligns enCore’s disclosures with U.S. regulatory standards, ensuring consistency and transparency for investors.

About the Alta Mesa Project and Mesteña Grande Project

The Alta Mesa Project, and the Mesteña Grande Project are located in South Texas, USA. The TRS filings prepared under S-K 1300 disclose a mineral resource and preliminary economic assessment* for the Company’s uranium projects located in South Texas. The reports provide the following:

●	The Alta Mesa Project’s estimated capital costs are $25.9 M and includes $2.5 M to complete refurbishment of the Alta Mesa Central Processing Plant (“CPP”) and $23.4 M for wellfield development.

o	Operating costs are estimated to be $27.44 per pound of U3O8. The basis for operating costs is planned development, production sequence, production quantity, and past production experience. Operating costs include plant and wellfield operations, product transactions, administrative support, decontamination and decommissioning (“D&D”), and restoration.

o

Taxes, royalties, and other interests are applicable to production and revenue. Total federal income tax is estimated at $18.8 M for a cost per pound U3O8 of $9.13. The state of Texas does not impose a corporate income tax, but the Alta Mesa Project is subject to property taxes in the form of ad valorem in the amount of $0.62 M or $0.30 per pound of U3O8. The Alta Mesa Project is subject to a cumulative 3.0% surface and mineral royalty at an average life of mine (“LOM”) sales price of $83.43 per lb. U3O8 for $5.4 M or $2.61 per pound.

o

The economic analysis assumes that 80% of the mineral resources are recoverable. The pre-tax net cash flow incorporates estimated sales revenue from recoverable uranium, less costs for surface and mineral royalties, property tax, plant and wellfield operations, product transactions, administrative support, D&D and restoration. The after-tax analysis includes the above information plus amortized development costs, depreciated plant and wellfield capital costs, existing and forecasted operating losses to estimate federal income tax.

o

Less federal tax, the Alta Mesa Project’s cash flow is estimated at $83.3 M or $42.89 per pound U3O8. Using an 8% discount rate, the Alta Mesa Project’s NPV is $66.4 M. The Alta Mesa Project’s after-tax cash flow is estimated at $64.9 M for a cost per pound U3O8 of $52.03. Using an 8.0% discount rate, the Alta Mesa Project’s NPV is $51.6 M.

●	The Mesteña Grande Project’s estimated capital costs are $108.1 M and includes $13.7 M for processing facilities and $94.4 M for wellfield development.

o

Operating costs are estimated to be $25.49 per pound of U3O8. The basis for operating costs is planned development, production sequence, production quantity, and past production experience. Operating costs include plant and wellfield operations, product transactions, administrative support, D&D, and restoration.

o

Taxes, royalties, and other interests are applicable to production and revenue. Total federal income tax is estimated at $90.1 M for a cost per pound U3O8 of $10.82. The state of Texas does not impose a corporate income tax, but the Mesteña Grande Project is subject to property taxes in the form of ad valorem in the amount of $2.5 M or $0.30 per pound of U3O8. This project is subject to a cumulative 3.6% surface and mineral royalty at an average LOM sales price of $85.48 per lb. U3O8 for $30.0 M or $3.60 per pound.

o

The economic analysis assumes that 60% of the mineral resources are recoverable. The pre-tax net cash flow incorporates estimated sales revenue from recoverable uranium, less costs for surface and mineral royalties, property tax, plant and wellfield operations, product transactions, administrative support, D&D and restoration. The after-tax analysis includes the above information plus depreciated plant and wellfield capital costs, to estimate federal income tax.

o

Less federal tax, the Mesteña Grande Project’s cash flow is estimated at $366.6 M or $41.48 per pound U3O8. Using an 8% discount rate, the Mesteña Grande Project’s NPV is $205.8 M. The Mesteña Grande Project’s after-tax cash flow is estimated at $276.5 M for a cost per pound U3O8 of $53.18. Using an 8.0% discount rate, the Mesteña Grande Project’s NPV is $154.4 M.

●

Both the Alta Mesa Project and the Mesteña Grande Project are located entirely within private land holdings of the Jones Ranch in South Texas. The Jones Ranch is an approximately 380,000-acre ranch that was founded in 1897, and enCore controls over 200,000 of the 380,000 acres with mineral leases and options for uranium exploration and development.

●

The Alta Mesa Project is an established In-Situ Recovery (“ISR”) uranium project with a CPP and wellfields undergoing extraction operations in PAA7. The Alta Mesa CPP and mine office are located at the Alta Mesa property approximately 22 miles south of the town of Falfurrias. The Alta Mesa CPP and wellfield operations are located on a 4,598-acre mining lease adjacent to the 198,000+ acres Mesteña Grande exploration option. The Alta Mesa wellfields and CPP are located entirely in Brooks County, Texas.

●

The Mesteña Grande Project is an exploration-stage ISR uranium project comprised of multiple prospective areas within the region and primarily located northwest of the Alta Mesa operations within the 198,000+ acre exploration option. enCore plans to develop and advance the Mesteña Grande Project and process uranium at the Alta Mesa CPP. The Mesteña Grande exploration projects are in both Brooks and Jim Hogg Counties, Texas.

●

Uranium mineralization at both the Alta Mesa and Mesteña Grande projects occur as roll-front deposits hosted in permeable sandstones of the Miocene Catahoula, the Miocene Oakville, and the Pliocene Goliad Formations. Significant additional potential exists both regionally and within the wellfield boundary within the Goliad Formation at depths between 400 and 600 feet, within the Oakville Formation at depths between 800 and 1300 feet, and within the Catahoula Formation to the west at depths between 450 and 600 feet. Only 5% of the Mesteña Grande Project areas have been explored, with previous exploration efforts having identified 52 linear miles of stacked reduction/oxidation (“REDOX”) fronts, with only 5 miles of the REDOX fronts closely drilled out to date.

*The above preliminary economic assessments are preliminary in nature, and include inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the preliminary economic assessments will be realized.

Alta Mesa Project Mineral Resource Summary

Alta Mesa Project Inferred Mineral Resource Summary

Category	Tons (x 1,000)	Avg Grade (%) U3O8	Total Lbs. (x 1000) U3O8

Measured	263.7	0.136	691.4

Indicated	630.0	0.150	1,894.5

Total Measured and Indicated	894.0	0.145	2,585.9

Inferred	2,223.4	0.112	5,200.5

Total Inferred	2,223.4	0.112	5,200.5

Notes:

1.	enCore reports mineral reserves and mineral resources separately. Reported mineral resources do not include mineral reserves.
2.	The geological model used is based on geological interpretations on section and plan derived from surface drillhole information.
3.	Mineral resources have been estimated using a minimum grade-thickness cut-off of 0.30 ft% U3O8.
4.	Mineral resources are estimated based on the use of ISR for mineral extraction.
5.

Inferred mineral resources are estimated with a level of sampling sufficient to determine geological continuity but less confidence in grade and geological interpretation such that inferred resources cannot be converted to mineral reserves.

6.	Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Mesteña Grande Project Mineral Resource Summary

Mesteña Grande Project Inferred Mineral Resource Summary

Category	Tons (x 1,000)	Avg Grade (%) U3O8	Total Lbs. (x 1000) U3O8

Measured	0.0	0.000	0.0

Indicated	0.0	0.000	0.0

Total Measured and Indicated	0.0	0.000	0.0

Inferred	5,852.8	0.119	13,887.9

Total Inferred	5,852.8	0.119	13,887.9

Notes:

1.	enCore reports mineral reserves and mineral resources separately. Reported mineral resources do not include mineral reserves.
2.	The geological model used is based on geological interpretations on section and plan derived from surface drillhole information.
3.	Mineral resources have been estimated using a minimum grade-thickness cut-off of 0.30 ft% U3O8.
4.	Mineral resources are estimated based on the use of ISR for mineral extraction.
5.

Inferred mineral resources are estimated with a level of sampling sufficient to determine geological continuity but less confidence in grade and geological interpretation such that inferred resources cannot be converted to mineral reserves.

6.	Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Alta Mesa and Mesteña Grande Technical Report Summaries

The TRS entitled “Alta Mesa Uranium Project, Brooks County, Texas, USA” dated February 19, 2025, with an effective date of December 31, 2024, was prepared and signed by SOLA Project Services, LLC, 4912 Stoneridge Way, Casper, Wyoming 82601, with Stuart Bryan Soliz, being the Qualified Person for the purposes of NI 43-101 and S-K 1300.

The TRS entitled “Mesteña Grande Uranium Project, Brooks and Jim Hogg Counties, Texas, USA” dated February 19, 2025, with an effective date of December 31, 2024, was prepared and signed by SOLA Project Services, LLC., 4912 Stoneridge Way, Casper, Wyoming 82601, with Stuart Bryan Soliz, being the Qualified Person for the purposes of NI 43-101 and S-K 1300.

The TRS filing for each of the Alta Mesa Project and the Mesteña Grande Project was prepared pursuant to S-K 1300 and filed with the SEC as an exhibit to a Current Report on Form 8-K. In addition, a separate TRS for each project was prepared in accordance with the form requirements under Canadian NI 43-101 and was filed with Canadian securities regulators on SEDAR+.

About the South Texas Integrated Properties Project

This filing discloses a mineral resource and PEA for the Company’s key pipeline ISR uranium projects located in South Texas. The report provides the following:

●	Combined Measured and Indicated Resources for the South Texas Project are 3,527,000 lbs. U3O8, with Inferred Resources of 308,000 lbs. U3O8.

●

The PEA indicates a pre-tax net present value (“NPV”) of $104.3 million at an 8% discount rate. When income taxes are included in the calculation, the after tax NPV is $81.8 million at an 8% discount rate. The mine plan and economic analysis are based on the following assumptions:

o	A recovery factor of 80% on the measured and indicated mineral resource (inferred mineral resource was excluded).
o	A variable U3O8 sales price ranging from $78.37/lb. up to $92.04/lb. with an overall average U3O8 sales price of $87.05/lb.
o	A mine life of nine years (six years production followed by three years of restoration/surface reclamation); and
o	A pre-income tax cost including royalties, state and local taxes, operating costs, and capital costs of $43.12/lb.

●	The South Texas Project consists of five project areas:
o

The Rosita CPP, including the Cadena ISR Project (“Rosita South - Cadena ISR Project” or “Cadena”), Butler Ranch Uranium ISR Project (“Butler Ranch”), Upper Spring Creek - Brevard Area ISR Uranium Project (“USC – Brevard” or “Brevard”), Upper Spring Creek - Brown Area ISR Uranium Project (“USC – Brown” or “Brown”). The South Texas Project’s properties are located in Karnes, Bee, Live Oak and Duval Counties, Texas, USA.

o	The Rosita CPP will serve as the central location and uranium processing facility for the South Texas Project, with the other project areas serving as wellfields with remote ion exchange facilities. The Rosita CPP will process all uranium bearing resin from each of the other South Texas Project areas. The South Texas Project extracts uranium using ISR technology (see below).

o

enCore currently controls over 5,724 acres in total within region. Mineral rights for the South Texas Project are all private (fee) mineral leases and/or owned by URI, Inc. (“URI”), a wholly owned subsidiary of enCore. Fee mineral leases are obtained through negotiation with individual mineral owners. The uranium mineral resource estimates for the South Texas Project are based on data from 4,523 drill holes that included survey coordinates, collar elevations, depths and grade/grade thickness of uranium intercepts.

South Texas Properties Mineral Resource Summary

*The in-place resources were estimated separately for each project area. Tables list the Project resources by the project area. The effective date of the resource estimate is December 31, 2024.

South Texas Uranium Project Measured and Indicated Resource Summary*

Project Area	GT Cutoff	Average GT	Uranium (lbs. U3O8)

Upper Spring Creek – Brevard Area

Measured	0.3	0.59	800,000

Indicated	0.3	0.40	38,000

Total Measured and Indicated	-	-	838,000

Upper Spring Creek – Brown Area

Measured	0.3	1.17	1,339,000

Indicated	0.2	2.15	720,000

Total Measured and Indicated	-	-	2,059,000

Rosita South - Cadena

Measured	0.3	0.80	615,000

Indicated	0.3	0.42	15,000

Total Measured and Indicated	-	-	630,000

Project Totals

Measured			2,754,000

Indicated			773,000

Total Measured and Indicated			3,527,000

Notes:

1.	Mineral resources as defined in 17 CFR § 229.1300 and as used in NI 43-101.
2.	All resources occur below the static water table.
3.	The point of reference for mineral resources is in-situ at the Project.
4.	Mineral resources that are not mineral reserves do not have demonstrated economic viability.
5.	An 80% metallurgical recovery factor was considered for the purposes of the economic analysis.
6.	There are no measured or indicated resources at Rosita CPP or Butler Ranch.

South Texas Uranium Project Inferred Resource Summary*

Project Area	GT Cutoff	Average GT	U3O8 (lbs.)

Upper Spring Creek – Brown Area

Total Inferred	0.2	1.35	308,000

Notes:

1.	Mineral resources as defined in 17 CFR § 229.1300 and as used in NI 43-101.
2.	All resources occur below the static water table.
3.	The point of reference for mineral resources is in-situ at the Project.
4.	Mineral resources that are not mineral reserves do not have demonstrated economic viability.
5.	There are no inferred resources at Rosita CPP, Butler Ranch, Brevard or Cadena.

South Texas Properties Technical Report Summary

The TRS, entitled “Technical Report on the South Texas Integrated Uranium Projects Texas, USA” with an effective date of December 31, 2024 (referred to herein as the “South Texas TRS”), was prepared under S-K 1300 and filed with the SEC as a Current Report on Form 8-K. In addition, the South Texas TRS was prepared in accordance with the form requirements under NI 43-101 and was filed with Canadian securities regulators on SEDAR+. The South Texas

TRS was prepared by WWC Engineering, 1849 Terra Avenue, Sheridan, WY 82801, with Christopher McDowell, P.G. and Ray Moores, P.E., being the Qualified Persons for the purposes of NI 43-101 and S-K 1300.

About the Gas Hills Project

The Gas Hills Project is located in Fremont and Natrona Counties, in Wyoming, USA. The Gas Hills TRS discloses a mineral resource and PEA for the Company’s key pipeline ISR uranium project. The report provides the following:

●	Measured and Indicated ISR Resources for the Gas Hills Project are 7,705,000 lbs. U3O8 for the current project areas, with Inferred ISR Resource for the Gas Hills Project of 428,000 lbs. U3O8.

●

The PEA indicates a pre-tax NPV of $166.9 million at an 8% discount rate with an internal rate of return (“IRR”) of 54.8% compared to an after-tax NPV of $141.8 million at an 8% discount rate with an IRR of 50.2%. The mine plan and economic analysis are based on the following assumptions:

o	A recovery factor of 80% of the measured and indicated mineral resource (no inferred mineral resource is included);
o	A U3O8 sales price of $87.00/lb.;
o	A mine life of 11 years;
o	A pre-income tax cost including royalties, state and local taxes, operating costs, and capital costs of $40.61/lb.; and
o	Initial capital costs $55.2 million.

●

The Company’s 100% owned Gas Hills Project is one of enCore’s development priorities following the focus on production in South Texas, and Dewey-Burdock (refer to the separate TRS news release for Dewey-Burdock here: https://encoreuranium.com/news/encore-energy-files-dewey-burdock-s-k-1300-
technical-resource-summary /).

o

The Gas Hills Project consists of approximately 1,280 surface acres and 12,960 net mineral acres of unpatented lode mining claims, a state of Wyoming mineral lease, and private mineral leases, within a brownfield site which has experienced extensive development including mine and mill site cumulative production in excess of 100 million pounds of uranium, mainly from open-pit mining, but also from underground mining and ISR.

Gas Hills Project Mineral Resource Summary

Note - The mineral resource estimation method utilized in this report is the Grade Thickness (GT) contour method. This method is considered appropriate for this type of deposit.

Gas Hills Project Measured and Indicated Mineral Resource Summary

December 31, 2024, Combined (GT cutoff 0.10)

	Pounds	Tons	Avg. Grade	Avg. Thickness	Avg. GT

Measured	2,051,000	994,000	0.10%	5.35	0.552

Indicated	8,713,000	6,031,000	0.07%	6.13	0.443

Total M&I	10,764,000	7,025,000	0.08%	6.05	0.463

December 31, 2024, ISR Only (GT cutoff 0.10)

	Pounds	Tons	Avg. Grade	Avg. Thickness	Avg. GT

Measured	2,051,000	994,000	0.10%	5.35	0.552

Indicated	5,654,000	2,835,000	0.10%	4.92	0.491

Total M&I	7,705,000	3,829,000	0.10%	4.99	0.502

December 31, 2024, Non-ISR Only (GT cutoff 0.10)

	Pounds	Tons	Avg. Grade	Avg. Thickness	Avg. GT

Indicated	3,059,000	3,196,000	0.05%	8.6	0.412

Total M&I	3,059,000	3,196,000	0.05%	8.6	0.412

Notes:

1.	Mineral resources as defined in 17 CFR § 229.1300 and as used in NI 43-101.
2.	All ISR Only resources occur below the static water table.
3.	The point of reference for mineral resources is in-situ at the Project.
4.	Mineral resources that are not mineral reserves do not have demonstrated economic viability.
5.	An 80% metallurgical recovery factor was considered for the purposes of the economic analysis.
6.	Totals may not sum due to rounding.

Gas Hills Project Inferred Mineral Resource Summary

December 31, 2024, Combined (GT cutoff 0.10)

	Pounds	Tons	Avg. Grade	Avg. Thickness	Avg. GT

Inferred	490,000	514,000	0.05%	6.16	0.293

December 31, 2024, ISR Only (GT cutoff 0.10)

	Pounds	Tons	Avg. Grade	Avg. Thickness	Avg. GT

Inferred	428,000	409,000	0.05%	5.94	0.31

December 31, 2024, Non-ISR Only (GT cutoff 0.10)

	Pounds	Tons	Avg. Grade	Avg. Thickness	Avg. GT

Inferred	62,000	105,000	0.03%	7.01	0.208

Notes:

1.	Mineral resources as defined in 17 CFR § 229.1300 and as used in NI 43-101.
2.	All ISR Only resources occur below the static water table.
3.	The point of reference for mineral resources is in-situ at the Project.
4.	Mineral resources that are not mineral reserves do not have demonstrated economic viability.
5.	Totals may not sum due to rounding.

Gas Hills Technical Report Summary

The TRS, entitled “Technical Report on the Gas Hills Uranium Project, Fremont and Natrona Counties Wyoming, USA” with an effective date of December 31, 2024 (referred to herein as the “Gas Hills TRS”), was prepared under S-K 1300 and filed with the SEC on Form 8-K. In addition, the Gas Hills TRS was prepared in accordance with the form requirements under NI 43-101 and was filed with Canadian securities regulators on SEDAR. The Gas Hills TRS was prepared by WWC Engineering, 1849 Terra Avenue, Sheridan, WY 82801, with Christopher McDowell, P.G. and Ray Moores, P.E., being the Qualified Persons for the purposes of NI 43-101 and S-K 1300.

Technical Disclosure and Qualified Person

All technical information in this news release was approved by John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Manager of Geology and Exploration, and a Qualified Person of the Company and a Qualified Person as defined in NI 43-101 and S-K 1300.

###

About In-Situ Recovery Technology

In-Situ Recovery offers a minimally intrusive, eco-friendly, and economically competitive approach to mineral extraction. It’s been proven to be a successful technique for obtaining uranium that replaces conventional open pit or underground workings with wellfield technology. ISR does not involve open pits, waste dumps, or tailings, making it more environmentally considerate. This method also streamlines the permitting, development, and remediation processes. With ISR, uranium is extracted without disturbing the surface, and once the process is complete, the land is restored to its original state and purpose.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium producer with multiple extraction facilities in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of In-Situ Recovery uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills Project in Wyoming. The Company holds other non-core assets including significant New Mexico resources and conventional projects in Arizona, Utah and Wyoming along with proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Learn more at www.encoreuranium.com.

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by such words as “will”, “expects”, “plans”, “believes”, “intends”, “estimates”, “projects”, “continue”, “potential”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the potential for future extraction at each of the projects, the success of current and future ISR operations, including projects in our pipeline, our future extraction plans and associated economics, including the assumptions underlying the economic analyses, initial economic assessment of the projects, continued demonstration of robust economics of the projects, after-tax NPVs, project IRRs, that the projects will be a reliable supplier of fuel, that the Rosita CPP will process all the mineral mined on each of the other South Texas Project areas, the expected timing of a commercial operation, estimated mineral resources and financials, expected major plant aspects that the projects will be successfully operable ISR operations and our commitment to working with local communities and indigenous governments to create positive impact from corporate developments should be considered forward-looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the projects, general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above which include risks as disclosed in the Company’s filings on SEDAR+ and with the SEC, including its management discussion and analysis and annual information form. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the various securities commissions which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.

Investor Contact:

William M. Sheriff

Executive Chairman

enCore Energy

972-333-2214

info@encoreuranium.com

Media Contact:

Ann Obeney

VP, Corporate Communications

enCore Energy

361-239-2045

aobeney@encoreuranium.com